                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 12, 2000 (June 30, 2000)



                        TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                                1-12574                                  13-3532643
   (State of Incorporation)               (Commission File Number)              (IRS Employer Identification No.)


                            7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
             (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

This report contains forward-looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are attainment of research and clinical goals of product candidates, attainment of required governmental approval, and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, you should give careful consideration to cautionary statements made in the reports we have filed with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q.

On July 10, 2000, we and Schering-Plough Corporation announced a worldwide research collaboration and license agreement to discover, develop and commercialize VLA-4 antagonists. VLA-4 antagonists represent a new class of compounds that has shown promise in multiple preclinical animal models of asthma. The primary focus of the collaboration will be to discover orally available VLA-4 antagonists as treatments for asthma.

Under the terms of the agreement, Schering-Plough obtains the exclusive worldwide rights to develop, manufacture and market all compounds from our library of VLA-4 antagonists, as well as the rights to a second integrin antagonist. We will be responsible for optimizing a lead compound and additional follow-on compounds. Schering-Plough will support our research and will be responsible for all costs associated with the worldwide product development program and commercialization of the compound. In addition to research costs, Schering-Plough will pay an upfront license fee, development milestones and royalties on product sales resulting from the agreement. Total payments to us for both programs, excluding royalties, could reach $87 million.

VLA-4, also referred to as the integrin (alpha) 4 (beta) 1 plays a key role in inflammation by binding to VCAM-1. VCAM-1, a member of the family of proteins called cell adhesion molecules, are also known to be involved in the inflammatory response and cause white blood cells to migrate to sites of inflammation on the walls of blood vessels. VLA-4 is found on most types of white blood cells. Currently, more than 15 million people in the United States suffer from asthma and more than $12 billion a year is spent to treat this condition. As most drugs do not cure the underlying cause of the disease, there is a clear medical need for more effective therapies.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 12, 2000                  TEXAS BIOTECHNOLOGY CORPORATION

                                     /s/ Stephen L. Mueller
                                     ------------------------------------------
                                     Stephen L. Mueller
                                     Vice President, Finance and Administration,
                                     Secretary and Treasurer